EXHIBIT 5
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                        Metzger, Hollis, Gordon & Alprin
                         1275 K Street, N.W., Suite 1000
                             Washington, D.C. 20005
                                 (202) 842-1600




                                  April 1, 1996



Zions Bancorporation
1380 Kennecott Building
Salt Lake City, Utah  84133

Gentlemen:

                  We have acted as counsel to Zions Bancorporation ("Zions") in connection with the Agreement and Plan of Reorganization among Southern Arizona Bancorp, Inc. ("Southern Arizona"), Southern Arizona Bank (the "Bank"), Zions, and National Bank of Arizona ("NBA"), dated January 17, 1996 and a related Plan of Merger between Southern Arizona and Zions, and an Agreement to Merge between the Bank and NBA (collectively, the "Plan of Reorganization"), whereby Southern Arizona will be merged into Zions, with Zions being the surviving corporation, and whereby the Bank will be merged into NBA (collectively, the "Reorganization"). At the time the Reorganization becomes effective, all of the issued and outstanding shares of common stock, no par value, of Southern Arizona ("Southern Arizona Common Stock"), other than shares as to which the holders exercise dissenters' rights, will be exchanged for shares of common stock, no par value, of Zions ("Zions Common Stock").

                  We are also acting as counsel to Zions in connection with the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Zions with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, the aggregate maximum of 500,000 shares of Zions Common Stock into which outstanding Southern Arizona Common Stock may be converted upon effectiveness of the Reorganization. This opinion is being furnished for the purpose of being filed as an exhibit to the Registration Statement.

                  In connection with this opinion, we have examined, among other things:


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                  (1)      an executed copy of the Plan of Reorganization;

                  (2) a copy certified to our satisfaction of the Restated Articles of Incorporation of Zions as in effect on the date hereof;

                  (3) copies certified to our satisfaction of resolutions adopted by the Board of Directors of Zions on November 8, 1995, including resolutions approving the Plan of Reorganization; and

                  (4) such other documents, corporate proceedings, and statutes as we considered necessary to enable us to furnish this opinion.

                  We have assumed for the purpose of this opinion that:

                  (1) the Plan of Reorganization has been duly and validly autho- rized, executed, and delivered by Southern Arizona; and

                  (2) the Reorganization will be consummated in accordance with the terms of the Plan of Reorganization.

                  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties other than Zions and NBA had the corporate power and authority to enter into and perform all obligations thereunder and, as to such parties, we have also assumed the execution and delivery of such documents and the validity and binding effect and enforceability thereof. We have also assumed that the Plan of Reorganization has not been otherwise amended by oral or written agreement or by conduct of the parties thereto. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof.

                  Based upon the foregoing, we are of the opinion that the shares of Zions Common Stock into which the outstanding Southern Arizona Common Stock will be converted in the Reorganization will, at the time such Reorganization becomes effective, be duly authorized, validly issued, fully paid and nonassessable shares of Zions Common Stock.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinions" in Proxy Statement/Prospectus forming a part of the Registration Statement.

                                      Very truly yours,

                                      METZGER, HOLLIS, GORDON & ALPRIN




                                      By  /S/ Laurence S. Lese
                                          ----------------------
                                          Laurence S. Lese

LSL/sls
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